Exhibit 10.2

JOINDER AGREEMENT

This Joinder Agreement is made and entered into as of August 31, 2020, by and among Steadfast Apartment Advisor, LLC, a Delaware limited liability company (the “Advisor”), Steadfast Apartment REIT, Inc., a Maryland corporation (the “Company”) and Steadfast Apartment REIT Operating Partnership, L.P. f/k/a Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership that is the operating partnership of the Company (the “OP”).

WHEREAS, the Advisor and the Company are parties to that certain Amended and Restated Advisory Agreement dated as of March 5, 2020 (as amended, the “Advisory Agreement”) which provides for, among other matters, the management of the Company’s day-to-day activities by the Advisor;

WHEREAS, the Advisor, the Company and the OP desire that the OP execute and deliver this Joinder Agreement and thereby become a party to, bound by and have the rights and benefits of the Advisory Agreement in the capacity as the Company’s operating partnership;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Joinder to the Advisory Agreement. By executing and delivering this Joinder Agreement, the parties hereto hereby agree that the OP shall, and hereby does, become a party to the Advisory Agreement, shall be entitled to receive the services from Advisor as contemplated in the Advisory Agreement and shall be bound by and comply with all of the terms, conditions and obligations of the Advisory Agreement applicable to the Company. The signature page of this Joinder Agreement shall also constitute the OP’s counterpart signature page to the Advisory Agreement.

2. Complete Agreement. This Joinder Agreement and the Advisory Agreement contain the complete agreement between the parties with respect to the subject matter hereof and thereof and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof and thereof in any way.

3. Counterparts. This Joinder Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Joinder Agreement or the terms of this Joinder Agreement to produce or account for more than one of such counterparts. The exchange of copies of this Joinder Agreement and of signature pages by facsimile transmission, PDF or other electronic file shall constitute effective execution and delivery of this Joinder Agreement as to the parties and may be used in lieu of the original Joinder Agreement for all purposes. Signatures of the parties transmitted by facsimile, PDF or other electronic file shall be deemed to be their original signatures for all purposes.

4. Governing Law and Jurisdiction. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

[Signature page follows]

Confidential

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement on the date first written above.

OP:	STEADFAST APARTMENT REIT OPERATING PARTNERSHIP, L.P.
By: Steadfast Apartment REIT, Inc.
Its: General Partner

	By:	/s/ Ella S. Neyland
Name: Ella S. Neyland
Title: Chief Financial Officer

COMPANY:	STEADFAST APARTMENT REIT, INC.

	By:	/s/ Ella S. Neyland
Name: Ella S. Neyland
Title: Chief Financial Officer

ADVISOR:	STEADFAST APARTMENT ADVISOR, LLC

	By:	/s/ Ana Marie de Rio
Name: Ana Marie del Rio
Title: Secretary

[Signature Page to STAR Advisory Joinder Agreement]